                                                                    EXHIBIT 12.1

                     POGO PRODUCING COMPANY & SUBSIDIARIES

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                           SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                          JUNE 30,
                              --------------------------------------------------------    --------------------
                                1992        1993        1994        1995        1996        1996        1997
                              --------    --------    --------    --------    --------    --------    --------
                                                  (EXPRESSED IN THOUSANDS, EXCEPT RATIOS)
Income before taxes and
   extraordinary items. . .   $ 28,687    $ 40,042    $ 42,891    $ 14,121    $ 52,381    $ 22,996    $ 33,700
Fixed charges . . . . . . .     19,305      11,245      10,377      11,454      13,554       6,331      10,063
Capitalized interest. . . .       (391)       (451)       (739)     (1,834)     (4,244)     (1,830)     (2,630)
                              --------    --------    --------    --------    --------    --------    --------
                              $ 47,601    $ 50,836    $ 52,529    $ 23,741    $ 61,691    $ 27,497    $ 41,133
                              ========    ========    ========    ========    ========    ========    ========

Interest expense. . . . . .   $ 19,036    $ 10,956    $ 10,104    $ 11,167    $ 13,203    $  6,184    $  9,831
Rental expense
   representing interest. .        269         289         273         287         351         147         232
                              --------    --------    --------    --------    --------    --------    --------
Fixed charges . . . . . . .   $ 19,305    $ 11,245    $ 10,377    $ 11,454    $ 13,554    $  6,331    $ 10,063
                              ========    ========    ========    ========    ========    ========    ========

Ratio of earnings to
   fixed charges. . . . . .      2.5 x       4.5 x       5.1 x       2.1 x       4.6 x       4.3 x       4.1 x
                              ========    ========    ========    ========    ========    ========    ========